Exhibit 99.0

Enrollment Form for

New York Community Bancorp, Inc.

Dividend Reinvestment and Stock Purchase Plan

This form, when completed and signed, should be mailed in the courtesy envelope provided to:

BNY Mellon Shareowner Services, P.O. Box 358035, Pittsburgh, PA 15252-8035.

(Note: You also may enroll online at www.bnymellon.com/shareowner.)

Is this account for an existing shareholder?    YES  ☐    NO  ☐

1.	Account Registration Complete only one section. Print clearly in CAPITAL LETTERS.

☐  INDIVIDUAL OR JOINT ACCOUNT

Owner’s Name

_________________________________________________________________________________________________________

Owner’s Social Security Number	Owner’s Date of Birth
(used for tax reporting)	Month	Day	Year
_________ - _________ - ___________	_____ / ____ / _____

Name of Joint Owner (if any)

__________________________________________________________________________________________________________

Joint Owner’s Social Security Number (used for tax reporting)	The account will be registered as “Joint Tenants with Rights of Survivorship” unless you check one of the boxes below:

________ - ________ - _________	☐ Tenants in common	☐ Tenants by entirety	☐ Community property

☐  GIFT TRANSFER TO A MINOR (UGMA/UTMA)

Custodian’s Name

__________________________________________________________________________________________________________

Minor’s name

__________________________________________________________________________________________________________

Minor’s Social Security Number	Minor’s Date of Birth
	Month	Day	Year
_________ - _________ - ___________	_____ / ____ / _____

☐ TRUST (Please check only one trustee type) Trustee: Individual or Organization Name	☐ Person as Trustee	☐ Organization as Trustee
__________________________________________________________________________________________________________

and Co-trustee’s Name, if applicable

_________________________________________________________________________________________________________

Name of Trust

__________________________________________________________________________________________________________

For the Benefit of

__________________________________________________________________________________________________________

Date of Trust
Trust Taxpayer Identification Number	Month	Day	Year
______ - _________	_____ / ____ / _____

☐  ORGANIZATION OR BUSINESS ENTITY

                                                             Check one:                Corporation  ☐            Partnership  ☐            Other  ☐

Name of Entity

_________________________________________________________________________________________________________

Taxpayer Identification Number

_______ - _____________________________

2.	Address

Mailing Address (including apartment or box number)

____________________________________________________________________________________________________

____________________________________________________________________________________________________

City                                                                                        State                Zip

__________________________________________         ________        ________________ - _______________________

Home Phone                                                                                                  Work Phone

( ______ ) _________ - _________________________________ (                      )__________ - _________________

For mailing address outside the U.S.:

Country of Residence                                         Province                                                 Routing or Postal Code

________________________________            _______                                                     ___________________

3.	Cash Purchase (Make checks payable to Mellon Bank/New York Community Bancorp, Inc.)

☐  As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check for $             ___________. The minimum purchase is $50; the maximum purchase may not exceed $100,000 per calendar year.

☐  As a NEW investor I wish to enroll in the Plan by making an initial investment. Enclosed is my check or money order for $_______________.

The initial investment must be at least $50; the maximum investment may not exceed $100,000 per calendar year. NOTE: AS A NEW INVESTOR YOU MUST ALSO COMPLETE SECTIONS 1, 2, & 8.

4.	Bank Authorization Agreement

☐	AUTOMATIC ADDITIONAL INVESTMENT

I hereby choose to make additional investments in New York Community Bancorp, Inc. common stock (“NYB Common Stock”) by authorizing automatic monthly debits from my bank account.

☐	AUTOMATIC INITIAL INVESTMENT

Upon receipt of this form, if properly completed, the Plan Administrator will contact your bank to deduct the amount indicated from your bank account. The Plan Administrator will invest in NYB Common Stock within five (5) business days of the deduction being made. Such deductions and investments will continue monthly until you notify the Plan Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds.

Please complete the following and Section 5:

I hereby authorize the Plan Administrator and the financial institution indicated below to deduct from my bank account $__________ per month (minimum of $50) and to apply the amounts so deducted to the purchase of NYB Common Stock under the designated account. Note: Deductions will occur on or about the 24th day of each month.

5.	Bank Account Information (complete only if a feature in Section 4 is selected)

This information will be used for        ☐  Automatic Monthly Investment (Sec. 4)

☐ Checking account	Bank or credit union’s ABA transit routing number (available from the bank or credit union)	Bank or credit union account number
☐ Savings account	__________________________________________	_________________________________

Tape your voided check here (Please Do Not Staple)

For withdrawals from your checking account, please tape a voided check so the Plan Administrator may obtain your bank or credit union account information.

For withdrawals from your savings account, please tape a pre-printed deposit slip.

6.	Dividend Reinvestment

You may choose to reinvest all or a portion of the dividends paid on your NYB Common Stock. If no box is selected below, the Plan Administrator will automatically reinvest all of your dividends in NYB Common Stock.

☐	Reinvest the dividends on ALL shares of my NYB Common Stock.

☐	I would like a portion of my dividends to be paid to me in cash and the balance to be reinvested. Please pay the dividends on ____________ (insert #) shares of my NYB Common Stock to me in cash. I understand that the dividends on my remaining shares of NYB Common Stock, as well as all future shares that I acquire, will be reinvested to purchase additional shares of NYB Common Stock unless I notify the Plan Administrator of a change in instructions.

☐	I do not wish to reinvest my dividends.

7.	Safekeeping

Common stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account.

☐	Please accept the enclosed certificate(s) for deposit to my Plan account. Enclosed are ______________ certificates.

                                                                                                                                   (insert number)

Certificate number	Number of shares

T O T A L

8.	Account Authorization Signature (required)

☐ REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)	☐ CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER (SUBSTITUTE FORM W-8BEN)

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that (1) the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

•          I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

•          The beneficial owner is not a U.S. person,

•          The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and

•          For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

☐        CLAIM OF TAX TREATY BENEFITS

I CERTIFY THAT:

The beneficial owner is a resident of ______________ within the meaning of the income tax treaty between the United States and that country.

☐        FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING

I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

MY/OUR SIGNATURE(S) BELOW INDICATE(S) THAT I/WE HAVE READ THE PLAN PROSPECTUS AND AGREE TO THE TERMS THEREIN AND HEREIN.

Signature of Owner	Date (month, day, year)

Signature of Joint Owner	Date (month, day, year)